Exhibit 5.1

[HUGHES TELEMATICS LETTERHEAD]

August 16, 2010

HUGHES Telematics, Inc.

2002 Summit Boulevard, Suite 1800

Atlanta, GA 30319

Re:	HUGHES Telematics, Inc.
Registration Statement on Form S-3 (File No. 333-168198)

Ladies and Gentlemen:

I am General Counsel to HUGHES Telematics, Inc., a Delaware corporation (the “Company”), and, as such, have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement on Form S-3 (as amended, the “Registration Statement”) relating to the sale from time to time by certain selling stockholders (the “Selling Stockholders”) of up to an aggregate of 5,130,500 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement, as filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2010 under the Act; (ii) Amendment No. 1 to the Registration Statement, as filed with the Commission on the date hereof; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (v) a specimen certificate evidencing the Common Stock; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In rendering the opinion set forth below, I have assumed that (i) that the registrar and transfer agent for the Common Stock duly registered the issuance of the Shares and countersigned the stock certificates evidencing such Shares; and (ii) that such stock certificates conform to the specimen certificate examined by me.

I am admitted to the Bar of the State of New York and express no opinion regarding the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Robert C. Lewis, Esq.
Robert C. Lewis, Esq.
General Counsel and Secretary of HUGHES Telematics, Inc.